EXHIBIT 99.1

ADMA Biologics Announces U.S. FDA Approval of Innovative Production Yield Enhancement Process

Approval Supports Revenue Growth and Margin Expansion Opportunity, and Substantially Increases Peak Production Output Capacity

First U.S. Regulatory Approval of Innovative IG Yield Enhancement Process Highlights ADMA’s Uniquely Efficient Internal R&D Engine, Spanning Production and Product Development Capabilities

Anticipate Approximately 20% Production Output Enhancement from Same Starting Plasma Volume

The 20% Yield Enhancement Will Benefit Both ASCENIV and BIVIGAM

RAMSEY, N.J. and BOCA RATON, FL, April 28, 2025 - ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”), a U.S. based, end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty biologics, today announced U.S. FDA approval of its innovative yield enhancement production process. This innovative process has demonstrated an ability to increase production yields by approximately 20% from the same starting plasma volume.

“This approval represents a pivotal milestone for ADMA, unlocking the opportunity for meaningful acceleration in our revenue and earnings trajectory beginning in late 2025 and accelerating further into 2026 and beyond,” said Adam Grossman, President and Chief Executive Officer of ADMA. “As the first U.S. producer of plasma-derived products to achieve regulatory approval for its innovative yield enhancement production process, ADMA continues to demonstrate its leadership in modernizing and advancing plasma fractionation through agile, forward-thinking scientific development and execution. We commend our team for driving this novel process from concept to approval with speed and capital efficiency, and we thank the FDA for its thorough and timely review as well as the Agency’s commitment to expanding immune globulin access for immunocompromised patients. Looking ahead, we are excited to continue to advance our internal R&D platform—further optimizing production capabilities and progressing novel pipeline programs, most notably SG-001, our pre-clinical, investigative hyperimmune globulin targeting S. pneumonia, which exemplify our commitment to product and process innovation.”

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is a U.S. based, end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three United States Food and Drug Administration (FDA)-approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of primary humoral immunodeficiency (PI); BIVIGAM® (immune globulin intravenous, human) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the hepatitis B virus. Additionally, ADMA is developing SG-001, a pre-clinical, investigative hyperimmune globulin targeting S. pneumonia. ADMA manufactures its immune globulin products and product candidates at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA BioCenters subsidiary, ADMA also operates as an FDA-approved source plasma collector in the U.S., which provides its blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA holds numerous U.S. and foreign patents related to and encompassing various aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. (“we,” “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “supports,” “confident,” “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “is likely,” “will likely,” “position us,” “should,” “could,” “would,” “may,” “potential,” “opportunity” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements about revenue growth, margin expansion and production output capacity as a result of FDA approval of the yield enhancement process, and timing related thereto, and our R&D platform. Actual events or results may differ materially from those described in this press release due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the SEC, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

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